Exhibit 10.42

Below is the Equity Pledge Agreement, dated December 2017, by and between Pure Value Trading Company (Shanghai) Limited (referred to below as "Zhifu Trading (Shanghai) Co., Ltd" and Shufen Xiao. Certain identified information has been excluded from this exhibit because it is both immaterial and is the type that the registrant treats as private and confidential.

EQUITY PLEDGE AGREEMENT

by and between

Zhifu Trading (Shanghai) Co., Ltd.

(志福商贸（上海）有限公司)

and

Shufen Xiao

（肖淑芬）

___ December 2017

This EQUITY PLEDGE AGREEMENT (“Agreement”) is entered into on December 2017 (“Signing Date”) in Shanghai, People’s Republic of China (“PRC”), by and between:

(1)	Zhifu Trading (Shanghai) Co., Ltd. (志福商贸（上海）有限公司), a limited liability company incorporated under the laws of the PRC, with its registered address at Room E06, 2nd Floor, No. 225 Fute Road North , Pilot Free Trade Zone, Shanghai, PRC (中国（上海）自由贸易试验区富特北路225号第二层E06室) (“Party A”);

(2)	Shufen Xiao( 肖 淑 芬 ), a PRC citizen and holder of identity card number [XXXXXXXXXXX], whose residential address is at [XXXXXXXXXXXX], [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXX] (“Party B”).

(collectively, the “Parties”, individually, a “Party”)

BACKGROUND:

A.	Party B holds 50% of the equity interests (“Equity Interests”) of Jihuiduo (Beijing) Technology Co., Ltd. (积惠多(北京)科技有限公司) , a PRC limited liability company (“Company”).

B.	On December 2017, Party A has entered into a loan agreement with Party B, the company and Xiaoli Lou (娄晓丽), pursuant to which Party A extended to Party B loans totalling RMB 500,000 for the purpose of establishing the Company and developing its business (“Loan Agreement”).

C.	As security for (a) the Company’s performance of its obligations under the Services Agreement (defined below), (b) the Company’s performance of its obligations under the Intellectual Property License Agreement, (c) Party B’s performance of his obligations under the Call Option Agreement, and (d) Party B’s performance of his obligations under the Loan Agreement, Party B has agreed to pledge the Equity Interests to Party A, in accordance with the terms and conditions below.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions. The following terms have the meanings assigned to them below.

Business Day means a day on which commercial banks are open for business in the PRC.

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Call Option Agreement	means the Call Option Agreement entered into by the Parties, Xiaoli Lou (娄晓丽) and the Company.

Confidential Information	means any information of a confidential nature relating to the Parties and the Company, including any confidential information concerning their respective structure, business activities (including financial information, client lists and business policies), technology, released or unreleased software or hardware products, marketing plans, regardless of the format in which such information is stored or communicated, and including any excerpts, summaries or other derivative forms of the same.

Event of Default	has the meaning assigned to it in Article 7.

Force Majeure	means any fire, flood, war, act of government or other natural or man-made event which is unforeseen by the Parties (or if foreseen, reasonably unavoidable) and which prevents the performance of this Agreement by any Party, but excluding any shortage of credit or lack of funding which may affect Party B’s ability to perform repayment of the entire amount or any portion extended under the Loan Agreement.

Intellectual Property License Agreement	means the Intellectual Property License Agreement entered into between Party A and the Company.

Pledge	means the pledge created over the Equity Interests in favor of Party A under Article 2.1.

Services Agreement	means the Exclusive Services Agreement entered into between Party A and the Company on ___ December 2017, and any subsequent amendments.

1.2	Interpretation. Unless the context otherwise requires: (a) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with the PRC GAAP, consistently applied; (b) all headings are for reference purposes only and do not affect the meaning or interpretation of any provision; (c) any reference to an Article is to an Article of this Agreement; (d) the use of the plural will include the use of the singular, and vice versa; (e) a reference to a day, month or year is to a calendar day, month or year; and (f) the words “includes” and “including” will mean “includes, without limitation” and “including, without limitation,” as applicable, and the word “any” shall mean “any or all.”

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2.	PLEGE

2.1	Pledge. Party B shall pledge his entire share of the Equity Interests to Party A pursuant to the terms of this Agreement (“Pledge”).

2.2	Effective Date. The Pledge will go into effect on the date on which it has been duly registered pursuant to Article 3. For the avoidance of doubt, the Pledge will remain in effect until Party A has acquired the entire Equity Interests by means of exercising its option under the Call Option Agreement.

3.	REGISTRATION

Within 30 Business Days after the Signing Date, Party B shall complete the registration of the Pledge with the relevant local branch of the PRC Administration for Industry and Commerce (“AIC”) as instructed by Party A, and Party A shall provide any necessary assistance to Party B to register the Pledge in accordance with this Agreement.

4.	EXERCISE OF PLEDGE

4.1	Exercise of Pledge. During the term of this Agreement, Party A may exercise the Pledge if:

(a)	the Company fails to pay any of the service fees or royalties due under the Services Agreement or the Intellectual Property License Agreement, or otherwise breaches the Services Agreement or the Intellectual Property License Agreement, and fails to rectify such breach within 30 days of Party A’s written demand for the same; or

(b)	Party B fails to repay the Loans in accordance with the Loan Agreement.

4.2	No Hindrance. Party B shall render all necessary assistance to Party A in exercising the Pledge, and shall not hinder Party A’s exercise of the Pledge under this Agreement.

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5.	REPRESENTATIONS AND WARRANTIES OF PART B

Party B hereby represents and warrants that:

5.1	she is the legal owner of the Equity Interests; and

5.2	she has not pledged or encumbered his respective share of the Equity Interests to any person or entity other than Party A.

6.	CONVENANTS OF PARTY B

Party B shall:

6.1	not transfer or assign his share of the Equity Interests, collect any dividends from the Equity Interests, or create or permit to be created any pledge or other encumbrance on the Equity Interests other than the Pledge, without the prior written consent of Party A;

6.2	comply with all laws and regulations governing the Pledge;

6.3	deliver to Party A any notice, order, or opinion with respect to the Pledge issued by a competent government authority within five Business Days of receipt, and comply with or object to such notice, order or opinion, as directed by Party A;

6.4	notify Party A in a timely manner of any action, omission or other event that may adversely affect the Equity Interests or any of the Parties’ rights therein, or which may change or preclude his performance of any of his obligations under this Agreement;

6.5	not initiate, nor authorise any other person to initiate, any legal procedure or other action which could suspend or hamper Party A’s right to exercise the Pledge; and

6.6	execute in good faith all title certificates and contracts, perform any necessary actions, and provide any additional assistance necessary to perfect Party A’s rights under this Agreement, as requested by Party A.

7.	EVENTS OF DEFAULT

7.1	Events of Default. Each of the following events is an “Event of Default”:

(a)	the Company fails to make full and timely payment of the service fees under the Services Agreement, or if Party A incurs any economic loss due to the Company’s breach of its obligations under the Services Agreement and/or the Intellectual Property License Agreement;

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(b)	Party B fails to repay the Loans in a timely manner, or otherwise breaches his obligations under the Loan Agreement, and fails to rectify such breach upon written demand from Party A;

(c)	Party B breaches this Agreement, including by making any materially misleading or fraudulent representations under Article 5;

(d)	Party B waives his rights in or to the Equity Interests, or transfers or assigns any portion of the Equity Interests, without the prior written consent of Party A;

(e)	any external loan, and/or any security, compensation, covenant or other liability of Party B (excluding the loan extended under the Loan Agreement) is/are required to be repaid or performed prior to the scheduled date, or is due but cannot be repaid or performed as scheduled, and thereby causes Party A to deem that the capacity of Party B to perform his obligations under this Agreement has been adversely affected;

(f)	laws are promulgated that render Party B incapable of continuing to perform his obligations under this Agreement without violating such laws, or which render this Agreement illegal;

(g)	any approval, permit, licence, or authorisation from competent government authorities needed to perform or validate this Agreement is withdrawn, suspended, invalidated, or materially amended;

(h)	Party B loses the capacity to perform his obligations under the Loan Agreement; and

(i)	other circumstances occur whereby Party A is incapable of exercising the right to dispose of the Pledge in accordance with applicable law and the Parties’ intentions under this Agreement.

7.2	Notice. Party B shall immediately notify Party A in writing if he becomes aware that an Event of Default has occurred.

7.3	Party A’s Event of Default Rights. Party A may, at any time upon the occurrence of an Event of Default: (a) serve a written default notice to Party B requiring that he immediately make, or cause to be immediately made, full payment of the outstanding payment obligations under one or more of the Services Agreement, the Intellectual Property License Agreement and the Loan Agreement; and (b) exercise the Pledge in accordance with Article 4. For the avoidance of doubt, Party A’s rights under this Article 7.3 will be separate from and in addition to its rights for breach of contract as set out in Article 11.

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8.	TERMINATION

This Agreement will remain in full force and effect until the earlier of the date on which:

8.1	the Loan Agreement, the Call Option Agreement, the Services Agreement, and the Intellectual Property License Agreement have each been performed in full or otherwise terminated;

8.2	in accordance with Article 4, the Pledge is exercised and all subsequent records and other necessary actions have been undertaken by Party B to exercise the Pledge; and

8.3	Party A gives, at its sole discretion, notice of release of the Pledge to Party B or other clear instruction in writing to the effect that the Pledge under this Agreement is terminated.

9.	FEES AND EXPENSES

Party A shall bear all fees and expenses incurred in relation to this Agreement, including legal fees, taxes and government charges, and shall indemnify Party B against the payment of any fees or expenses incurred at the request and upon the instruction of Party A. Notwithstanding the foregoing, each Party shall be responsible for its own legal fees incurred as a result of engaging legal counsel for the purpose of entering into this Agreement and in the event that any dispute arises in connection with this Agreement.

10.	CONFIDENTIALITY

10.1	Confidentiality Obligations. Each Party (“Receiving Party”) shall maintain the strict confidentiality of any and all Confidential Information of any other Party (“Disclosing Party”) to which it may become privy before or during the performance of this Agreement, and shall not disclose any such Confidential Information to any third party except to its relevant employees, affiliates, officers and advisors (as applicable) on a “need-to-know” basis and provided that the aforesaid recipients of Confidential Information are subject to written confidentiality undertakings which are no less strict than the obligations set out in this Agreement. A Receiving Party shall use Confidential Information only for performing this Agreement or such other purpose as the relevant Disclosing Party permits in writing.

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10.2	Exceptions. The disclosure of Confidential Information by a Receiving Party will not be deemed a breach of its confidentiality obligations if:

(a)	the Disclosing Party has given its prior written consent to the disclosure;

(b)	the Confidential Information has entered the public domain through no fault or wrongful act of the Receiving Party;

(c)	the Confidential Information has been rightfully received by the Receiving Party from a third party that developed such information independently and was not subject to any confidentiality obligation with regard to the same;

(d)	the Confidential Information was, prior to this Signing Date or any other separate non-disclosure agreement previously existing between the Parties, independently developed by the Receiving Party without the use, directly or indirectly, of the Confidential Information; or

(e)	the disclosure of Confidential Information is required pursuant to law or a court order of competent jurisdiction, provided that the Receiving Party has (i) limited such disclosure to the extent required by such applicable law or court order, and (ii) provided the Disclosing Party with sufficient notice of the need to disclose the Confidential Information to allow the Disclosing Party with the opportunity to oppose the disclosure thereof by means of any available objections or appeals.

10.3	Survival. The obligations under this Section 10 will survive the termination of this Agreement for any reason whatsoever.

11.	BREACH OF CONTRACT

11.1	Breach. A Party will be in breach of this Agreement if:

(a)	it fails to perform its obligations under this Agreement fully and in a timely manner, and does not rectify any such failure within 30 days after written demand from any other Party requesting the same; or

(b)	any representation or warranty made by Party B under this Agreement is or becomes, materially false, misleading or untrue.

11.2	Liability for Breach. Any Party that breaches this Agreement shall indemnify the other Party against, and compensate them for, any damages or losses incurred as a result, including third-party claims.

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12.	FORCE MAJEURE

A Party who is unable to perform its obligations under this Agreement as a direct result of Force Majeure will not be deemed to be in breach of this Agreement, provided that the following conditions are satisfied simultaneously:

12.1	its failure to perform its obligations under this Agreement has been directly caused by Force Majeure;

12.2	it has used reasonable efforts to perform its obligations under this Agreement and has taken necessary precautions to reduce the losses to the other Party arising from the Force Majeure;

12.3	it has immediately informed the other Party in writing after the occurrence of Force Majeure; and

12.4	it has provided written information and supporting documentation, including a statement of the reasons for the delay in implementing or partially implementing this Agreement, within 15 days after the occurrence of Force Majeure.

13.	GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of the PRC, without giving either reference or effect to any principle of conflict of laws or choice of laws.

14.	DISPUTE RESOLUTION

14.1	If any dispute arises from or in connection with this Agreement, the Parties shall attempt in the first instance to resolve it through friendly consultations or mediation. If the dispute cannot be resolved within 30 days, then either Party may refer the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration which shall be conducted in Shanghai in accordance with CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award will be final and binding upon both Parties. The number of arbitrators will be one. The arbitration proceedings will be conducted in English.

14.2	The winning party may, at the cost and expense of the losing party, apply to any court of competent jurisdiction for enforcement of such arbitral award.

14.3	During the period when the dispute is being resolved, except for the matters under dispute, the Parties shall continue to perform this Agreement in all respects.

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15.	MISCELLANEOUS

15.1	Notices. All notices or other communications made pursuant to this Agreement will be written in English, and delivered in person (including by courier), by first class mail or facsimile, to the addresses set forth below. A notice shall be deemed to have been delivered (a) on the date of signing of the delivery receipt in the case of delivery in person (including by courier); (b) on the 10th day of the mailing date in the case of delivery by mail; and (c) on the date recorded in the transmission record in the case of facsimile, unless delivery is made after 5:00 pm on a Business Day or on a non-Business Day in the place of receipt, in which case delivery will be deemed to occur at 9:00 am on the following Business Day.

Party A:	Zhifu Trading (Shanghai) Co., Ltd. (志福商贸 （上海）有限公司)

Address:	Room E06, 2nd Floor, No. 225 Fute Road North, Pilot Free Trade Zone, Shanghai, PRC (中国（上海）自由贸易试验区富特北路225号第二层E06 室)

Tel:	_________

Attn:	Alan Martin Clingman

Party B:	Shufen Xiao (肖淑芬)

Address:	[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

Tel:	[XXXXXXXXXX]

15.2	Entire Agreement. This Agreement constitutes the entire agreement between the Parties in respect of the subject matter hereof and supersedes any previous discussions, negotiations and agreements related thereto.

15.3	Amendment. This Agreement may be amended only by a written agreement signed by the Parties. The Parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

15.4	No Waiver. Unless otherwise agreed by the Parties in writing, any failure or delay on the part of any Party to exercise any right, authority or privilege under this Agreement, or under any other related agreement, will not operate as a waiver thereof; nor will any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

15.5	Severability. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

15.6	Assignment. Party B shall not assign any of his rights or obligations under this Agreement without the prior written consent of Party A. Party A may assign any of its rights or obligations under this Agreement to a designated person at any time. Party B shall cooperate fully with Party A to affect any such assignment, including signing any documentation.

15.7	Counterparts. This Agreement is executed in three counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. Each Party will retain one counterpart and the other counterpart will be submitted to the AIC.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed or caused their duly authorised representatives to execute this Agreement as of the Signing Date.

For and on behalf of
Zhifu Trading (Shanghai) Co., Ltd.
（志福商贸（上海）有限公司）
(Company Seal)

Signature:	/s/ Alan Martin Clingman
Name:	Alan Martin Clingman
Title:	Legal Representative

Shufen Xiao （肖淑芬）

Signature:	/s/ Shufen Xiao

Signature Page to Equity Pledge Agreement